                        CIT Equipment Collateral 2004-VT1
                            Monthly Servicing Report

                                                                                              Determination Date:      10/18/04
                                                                                               Collection Period:      09/30/04
                                                                                                    Payment Date:      10/20/04

 I. AVAILABLE FUNDS

    A.  Available Pledged Revenues

         a.      Scheduled Payments Received                                                                    $27,162,657.67
         b.      Liquidation Proceeds Allocated to Owner Trust                                                      570,890.56
         c.      Required Payoff Amounts of Prepaid Contracts                                                     1,360,628.35
         d.      Required Payoff Amounts of Purchased Contracts                                                           0.00
         e.      Proceeds of Clean-up Call                                                                                0.00
         f.      Investment Earnings on Collection Account and                                                            0.00
                 Note Distribution Account                                                                      ---------------

                                     Total Available Pledged Revenues =                                         $29,094,176.58

    B.  Determination of Available Funds

         a.      Total Available Pledged Revenues                                                               $29,094,176.58
         b.      Servicer Advances                                                                                2,502,307.08
         c.      Recoveries of  prior Servicer Advances                                                          (2,145,461.16)
         d.      Withdrawal from Cash Collateral Account                                                            539,542.59
                                                                                                                ---------------

                                     Total Available Funds =                                                    $29,990,565.09
                                                                                                                ===============

II. DISTRIBUTION AMOUNTS

    A.  COLLECTION ACCOUNT DISTRIBUTIONS

           1.    Servicing Fee                                                                                      442,832.70

           2.    Class A-1 Note Interest Distribution                                     94,771.66
                 Class A-1 Note Principal Distribution                                26,190,350.10
                            Aggregate Class A-1 distribution                                                     26,285,121.76

           3.    Class A-2 Note Interest Distribution                                    192,500.00
                 Class A-2 Note Principal Distribution                                         0.00
                            Aggregate Class A-2 distribution                                                        192,500.00

           4.    Class A-3 Note Interest Distribution                                    632,500.00
                 Class A-3 Note Principal Distribution                                         0.00
                            Aggregate Class A-3 distribution                                                        632,500.00

           5.    Class A-4 Note Interest Distribution                                    128,430.00
                 Class A-4 Note Principal Distribution                                         0.00
                            Aggregate Class A-4 distribution                                                        128,430.00

           6.    Class B Note Interest Distribution                                       31,824.91
                 Class B Note Principal Distribution                                     780,742.14
                            Aggregate Class B distribution                                                          812,567.05

           7.    Class C Note Interest Distribution                                       18,598.97
                 Class C Note Principal Distribution                                     425,859.35
                            Aggregate Class C distribution                                                          444,458.32

           8.    Class D Note Interest Distribution                                       58,483.44
                 Class D Note Principal Distribution                                     993,671.82
                            Aggregate Class D distribution                                                        1,052,155.26

           9.    Deposit to the Cash Collateral Account                                                                   0.00

           10.   Amounts in accordance with the CCA Loan Agreement                                                        0.00

           11.   Remainder to the holder of the equity certificate                                                        0.00
                                                                                                                ---------------

                                     Collection Account Distributions =                                          29,990,565.09
                                                                                                                ===============

    B.  CASH COLLATERAL ACCOUNT DISTRIBUTIONS

           1. Payment due on the Senior Loan                                                                      1,866,561.17

           2. Payment due on the Holdback                                                                                 0.00

           3. Payment to the Depositor                                                                                    0.00
                                                                                                                ---------------

                                     Cash Collateral Account Distributions =                                      1,866,561.17
                                                                                                                ===============

    C.  INCORRECT DEPOSITS TO BE RETURNED TO CIT
                                     Collection Account Distributions =                                                   0.00
                                                                                                                ===============

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
III.    INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES

                ------------------------------------------------------------------------------------------------------
                           Distribution            Class A-1            Class A-2         Class A-3       Class A-4
                             Amounts                Notes                  Notes             Notes           Notes
                ------------------------------------------------------------------------------------------------------
            1.             Interest Due               94,771.66        192,500.00        632,500.00        128,430.00
            2.            Interest Paid               94,771.66        192,500.00        632,500.00        128,430.00
            3.          Interest Shortfall                 0.00              0.00              0.00              0.00
                         ((1) minus (2))
            4.            Principal Paid          26,190,350.10              0.00              0.00              0.00
            5.      Total Distribution Amount     26,285,121.76        192,500.00        632,500.00        128,430.00
                          ((2) plus (4))
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
                ------------------------------------------------------------------------------------------------------
                           Distribution            Class B              Class C             Class D      Total Offered
                             Amounts                Notes                 Notes               Notes           Notes
                ------------------------------------------------------------------------------------------------------

            1.             Interest Due               31,824.91         18,598.97         58,483.44      1,157,108.98
            2.            Interest Paid               31,824.91         18,598.97         58,483.44      1,157,108.98
            3.          Interest Shortfall                 0.00              0.00              0.00              0.00
                         ((1) minus (2))
            4.            Principal Paid             780,742.14        425,859.35        993,671.82     28,390,623.41
            5.      Total Distribution Amount        812,567.05        444,458.32      1,052,155.26     29,547,732.39
                          ((2) plus (4))

 IV.   Information Regarding the Securities

     A    Summary of Balance Information

                  ----------------------------------------------------------------------------------------------------------------
                                            Applicable     Principal Balance   Class Factor   Principal Balance   Class Factor
                         Class                Coupon           Oct-04             Oct-04           Sep-04            Sep-04
                                               Rate         Payment Date       Payment Date     Payment Date      Payment Date
                  ----------------------------------------------------------------------------------------------------------------
            a.      Class A-1 Notes            1.1200%        75,350,710.27       0.24229        101,541,060.37       0.32650
            b.      Class A-2 Notes            1.5400%       150,000,000.00       1.00000        150,000,000.00       1.00000
            c.      Class A-3 Notes            2.2000%       345,000,000.00       1.00000        345,000,000.00       1.00000
            d.      Class A-4 Notes            2.7000%        57,080,000.00       1.00000         57,080,000.00       1.00000
            e.       Class B Notes             1.9600%        18,703,896.52       0.72693         19,484,638.66       0.75727
            f.       Class C Notes             2.1000%        10,202,125.37       0.72717         10,627,984.72       0.75752
            g.       Class D Notes             2.8300%        23,804,959.20       0.72695         24,798,631.02       0.75729

            h.          Total Offered Notes                  680,141,691.36                     708,532,314.77

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
     B    Other Information

                --------------------------------------------------------------------------------------
                                                    Scheduled                        Scheduled
                                                Principal Balance                Principal Balance
                       Class                          Oct-04                           Sep-04
                                                   Payment Date                     Payment Date
                --------------------------------------------------------------------------------------
                  Class A-1 Notes                 85,524,892.58                     113,116,312.42


                  --------------------------------------------------------------------------------------------------------------
                                                           Target              Class               Target              Class
                                       Class         Principal Balance         Floor          Principal Amount         Floor
                         Class       Percentage            Oct-04              Oct-04              Sep-04             Sep-04
                                                        Payment Date        Payment Date         Payment Date       Payment Date
                  --------------------------------------------------------------------------------------------------------------
                        Class A       92.25%          627,430,710.29                           653,621,060.38
                        Class B        2.75%           18,703,896.51           0.00             19,484,638.66           0.00
                        Class C        1.50%           10,202,125.37           0.00             10,627,984.72           0.00
                        Class D        3.50%           23,804,959.20           0.00             24,798,631.02           0.00

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
  V. PRINCIPAL

     A.  MONTHLY PRINCIPAL AMOUNT

            1.    Principal Balance of Notes and Equity Certificates                                        708,532,314.77
                  (End of Prior Collection Period)
            2.    Contract Pool Principal Balance (End of Collection Period)                                680,141,691.36
                                                                                                           ----------------

                                                Total monthly principal amount                               28,390,623.41

     B. PRINCIPAL BREAKDOWN                                                           No. of Accounts
                                                                                    -------------------

            1.    Scheduled Principal                                                      60,721            25,780,946.93
            2.    Prepaid Contracts                                                           131             1,357,459.50
            3.    Defaulted Contracts                                                         180             1,252,216.98
            4.    Contracts purchased by CIT Financial USA, Inc.                                0                     0.00
                                                                                    ---------------------------------------

                  Total Principal Breakdown                                                61,032            28,390,623.41
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

       VI. CONTRACT POOL DATA

           A.  CONTRACT POOL CHARACTERISTICS
                                                         ------------------------------------------------------------------------
                                                                           Original              Oct-04                Sep-04
                                                                             Pool              Payment Date          Payment Date
                                                         ------------------------------------------------------------------------

                  1.    a.  Contract Pool Balance                    935,586,370.00      680,141,691.36         708,532,314.77
                        b.  No of Contracts                                  62,780              60,721                 61,032
                        c.  Pool Factor

                  2.    Weighted Average Remaining Term                       36.90               30.58                  31.35

                  3.    Weighted Average Original Term                        44.00
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

           B.  DELINQUENCY INFORMATION
                                                         ----------------------------------------------------------------------
                                                              % of      % of Aggregate
                                                                        Required Payoff          No. Of       Aggregate Required
                                                           Contracts         Amount             Accounts        Payoff Amounts
                                                         ----------------------------------------------------------------------
                  1.    Current                               96.16%          97.24%             58,389         666,354,090.92
                        31-60 days                             2.08%           1.81%              1,266          12,394,962.32
                        61-90 days                             0.80%           0.47%                483           3,199,920.75
                        91-120 days                            0.44%           0.25%                265           1,702,907.94
                        120+ days                              0.52%           0.23%                318           1,590,237.14

                          Total Delinquency                  100.00%         100.00%             60,721         685,242,119.07

                  2. Delinquent Scheduled Payments:

                        Beginning of Collection Period                                     4,743,581.79
                        End of Collection Period                                           5,100,427.71
                                                                                          -------------

                             Change in Delinquent Scheduled Payments                         356,845.92

           C.  DEFAULTED CONTRACT INFORMATION

                  1. Required Payoff Amount on Defaulted Contracts                         1,252,216.98
                  2. Liquidation Proceeds received                                           570,890.56
                                                                                          --------------
                  3. Current Liquidation Loss Amount                                         681,326.42

                  4. Cumulative Liquidation Losses to date                                 4,051,428.91

                                                              % of Initial Contracts              1.679%
                                                  % of Initial Contract Pool Balance              0.433%

      VII. MISCELLANEOUS INFORMATION

           A.  SERVICER ADVANCE BALANCE

                  1.  Opening Servicer Advance Balance                                     4,743,581.79
                  2.  Current Period Servicer Advance                                      2,502,307.08
                  3.  Recoveries of prior Servicer Advances                               (2,145,461.16)
                                                                                          --------------
                  4.  Ending Servicer Advance Balance                                      5,100,427.71

           B.  CASH COLLATERAL ACCOUNT

                  1. Opening Cash Collateral Account                                                             58,453,915.97

                  2. Deposit from the Collection Account                                                                  0.00

                  3. Withdrawals from the Cash Collateral Account                                                  (539,542.59)

                  4. Ending Cash Collateral Account Balance before Distributions                                 57,978,250.71

                  5. Required Cash Collateral Account Amount                                                     56,111,689.54

                  6. Cash Collateral Account Surplus                                                              1,866,561.17

                  7. Investment Earnings                                                                             63,877.33

                  8. Distribution of CCA
                        a.  Senior Loan Interest                                                                    (63,877.33)
                        b.  Senior Loan Principal                                                                (1,802,683.84)
                        c.  Holdback Amount Interest                                                                      0.00
                        d.  Holdback Amount Principal                                                                     0.00
                                                                                                                 --------------
                                         Total Distribution                                                      (1,866,561.17)

                  9. Ending Cash Collateral Account Balance after Distributions                                  56,111,689.54

           C.  OTHER RELATED INFORMATION

                  1. Discount Rate                                                               2.8380%

                  2. Life to Date Prepayment (CPR)                                              13.0005%

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
3. Life to Date Substitutions:

      a. Prepayments                                                                        0.00

      b. Defaults                                                                           0.00


------------------------------------------------------------------------------------------------------------
                                                                Oct-04                     Sep-04
                Item                                          Payment Date               Payment Date
------------------------------------------------------------------------------------------------------------
4.    a.  Senior Loan                                       15,157,154.16              16,959,838.00
      b.  Holdback Amount                                   42,101,386.65              42,101,386.65

5.    Applicable Rates for the Interest Period:
      a.  Libor Rate for the Interest Period                       1.8113%
      b.  Senior Loan Interest Rate                                5.3113%
      c.  Holdback Amount Interest Rate                            7.8113%


6. DELINQUENCY, NET LOSSES AND CPR HISTORY

      ------------------------------------------------------------------------------------------------------------------------
                                      % of                       % of                    % of                    % of
                                   Aggregate                  Aggregate                Aggregate               Aggregate
                                Required Payoff            Required Payoff          Required Payoff         Required Payoff
           Collection               Amounts                    Amounts                  Amounts                 Amounts
            Periods          31-60 Days Past Due        61-90 Days Past Due     91-120 Days Past Due     120+ Days Past Due
     ------------------------------------------------------------------------------------------------------------------------
            09/30/04                 1.81%                      0.47%                    0.25%                   0.23%
            08/31/04                 1.59%                      0.55%                    0.16%                   0.29%
            07/31/04                 1.71%                      0.43%                    0.19%                   0.34%
            06/30/04                 1.67%                      0.45%                    0.24%                   0.39%
            05/31/04                 1.94%                      0.45%                    0.29%                   0.35%
            04/30/04                 1.64%                      0.45%                    0.23%                   0.20%
            03/31/04                 1.57%                      0.54%                    0.29%                   0.01%
            02/29/04                 3.16%                      0.52%                    0.00%                   0.00%
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
      ------------------------------------------------------------------------------------------
           Collection            Cumulative Net              Monthly Net
             Month              Loss Percentage                 Losses                  LTD CPR
      ------------------------------------------------------------------------------------------
          September-04              0.433%                   681,326.42                 13.00%
           August-04                0.240%                      0.00                    -0.14%
            July-04                 0.240%                   806,002.64                  7.09%
            June-04                 0.154%                   721,869.54                  7.72%
             May-04                 0.077%                   354,449.23                  7.40%
            April-04                0.039%                   209,238.42                  9.16%
            March-04                0.017%                   157,280.57                 10.43%
          February-04               0.000%                      0.00                     8.50%

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